	Arnold C. Lakind	Of Counsel
	Barry D. Szaferman	Stephen Skillman
	Jeffrey P. Blumstein	Linda R. Feinberg
	Steven Blader	Paul T. Koenig, Jr.
	Brian G. Paul+	Robert A. Gladstone
	Craig J. Hubert++	Janine Danks Fox*
	Michael R. Paglione*	Richard A. Catalina Jr.*†
	Lionel J. Frank**	Eric M. Stein**
Jeffrey K. Epstein+
	Stuart A. Tucker	Robert G. Stevens Jr.**
	Scott P. Borsack***	Michael D. Brottman**
Szaferman, Lakind, Blumstein &	Daniel S. Sweetser*	Benjamin T. Branche*
Blader, P.C.	Robert E. Lytle	Lindsey Moskowitz Medvin**
Attorneys at Law	Janine G. Bauer***	Mark A. Fisher
	Daniel J. Graziano Jr.	Tracey C. Hinson**
101 Grovers Mill Road, Suite 200	Nathan M. Edelstein**	Robert L. Lakind***
Lawrenceville, NJ 08648	Bruce M. Sattin***	Thomas J. Manzo**
P: 609.275.0400	Gregg E. Jaclin**	Melissa A. Ruff
F: 609.275.4511	Robert P. Panzer	Jamie Yi Wang#
www.szaferman.com		Bella Zaslavsky**
Blake J. Baron
Kathleen O’Brien
March 7, 2014

Cytosorbents Corp.		+Certified Matrimonial Attorney
7 Deer Park Drive, Suite K		++Certified Civil and Criminal Trial Attorney
Monmouth Junction, New Jersey 08852		*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
Gentlemen:		†U.S. Patent & Trademark Office

We are acting as counsel for Cytosorbents Corp, a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of units (the “Units”) consisting of shares of common stock (“Common Stock”) of the Company, par value $0.001 per share (the “Shares”), and warrants (the “Warrants”) to purchase Common Stock, pursuant to (i) a Registration Statement on Form S-1, as amended (File No. 333-193053) (the “Prior Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and (ii) a Registration Statement on Form S-1 to be filed by the Company with the Commission pursuant to Rule 462(b) promulgated under the Act (the “462(b) Registration Statement,” and together with the Prior Registration Statement, the “Registration Statements”).

We have reviewed and are familiar with such documents, certificates, corporate proceedings and other materials, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.  Based upon the foregoing, we are of the opinion that:

1.  The Shares have been duly authorized and when the Shares have been (i) sold pursuant to the terms of the offering as provided in the Registration Statements, and (ii) issued by the Company against payment therefor, the Shares will be validly issued, fully paid and non-assessable. The shares of Common Stock underlying the Warrants have been duly authorized and, upon issuance of the shares underlying the Warrants in accordance with the terms of the Warrants and receipt of the consideration specified therein, will be validly issued, fully paid and non-assessable.

2.  The Warrants when duly executed by the Company and when issued against payment therefor in accordance and in the manner described in the Registration Statements, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, preference, moratorium, fraudulent conveyance or transfer or similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

3. The Units and when issued against payment therefor in accordance and in the manner described in the Registration Statements, such Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

March 7, 2014 Page 2

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Prospectus constituting part of the Registration Statements. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, P.C

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm